UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, in connection with the continued integration of Triton Water Parent, Inc. and Primo Water Corporation, Primo Brands Corporation (the “Company”) determined that it will be combining the roles of General Counsel and Chief Administrative Officer and, accordingly, Marni Poe would no longer serve as the Company’s General Counsel, effective August 6, 2025. Hih Song Kim was appointed as the Company’s Chief Legal Officer and Corporate Secretary, effective August 6, 2025. Ms. Poe will continue to provide transition services to the Company through August 29, 2025.

In connection with the termination of her employment, Ms. Poe will be entitled to compensation in accordance with the Company’s Severance Plan and the equity treatment in accordance with the Legacy Primo Water Corporation 2018 Equity Incentive Plan and Legacy Primo Water Corporation Equity Incentive Plan. Additionally, in consideration of the transition services that will be provided by Ms. Poe, and in recognition of Ms. Poe’s significant contributions to the Company, the Company determined to provide continued vesting for the award granted to Ms. Poe in December 2024 under the Primo Brands Corporation Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: August 6, 2025	By:	/s/ David Hass
David Hass
Chief Financial Officer